Exhibit 99.5

Daniel Sadeh, Esq.

HALPER SADEH LLP

375 Park Avenue, Suite 2607

New York, NY 10152

Telephone: (212) 763-0060

Facsimile: (646) 776-2600

Email: sadeh@halpersadeh.com

Counsel for Plaintiff

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

ERIC WEINTRAUB,	Case No:

Plaintiff,
COMPLAINT FOR VIOLATION OF
v.	THE FEDERAL SECURITIES LAWS

PRESIDIO, INC., ROBERT CAGNAZZI,	JURY TRIAL DEMANDED
HEATHER BERGER, CHRISTOPHER L.
EDSON, SALIM HIRJI, STEVEN
LERNER, MATTHEW H. NORD, PANKAJ
PATEL, MICHAEL REISS, and TODD H.
SIEGEL,

Defendants.

Plaintiff Eric Weintraub (“Plaintiff”), by Plaintiff’s undersigned attorneys, for Plaintiff’s complaint against Defendants (defined below), alleges the following based upon personal knowledge as to Plaintiff and Plaintiff’s own acts, and upon information and belief as to all other matters, based upon, inter alia, the investigation conducted by and through Plaintiff’s attorneys.

NATURE OF THE ACTION

1. This is an action against Presidio, Inc. (“Presidio” or the “Company”), and its Board of Directors (the “Board” or the “Individual Defendants”) for their violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §§ 78n(a) and 78t(a), and Rule 14a-9 promulgated thereunder by the SEC, 17 C.F.R. § 240.14a-9, in connection with the proposed merger (the “Proposed Transaction”) between Presidio and BCEC — Port Holdings (Delaware), LP (“Parent”) and Port Merger Sub, Inc. (“Merger Sub”), an indirect wholly owned subsidiary of Parent.1 Parent and Merger Sub are affiliates of investment funds advised by BC Partners Advisors L.P. (which together with Parent and Merger Sub are referred to herein as “BC Partners”).

JURISDICTION AND VENUE

2. The claims asserted herein arise under and pursuant to Sections 14(a) and 20(a) of the Exchange Act (15 U.S.C. §§ 78n(a) and 78t(a)) and Rule 14a-9 promulgated thereunder by the SEC (17 C.F.R. § 240.14a-9).

3. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. § 1331, and Section 27 of the Exchange Act, 15 U.S.C. § 78aa.

4. Venue is proper in this District pursuant to 28 U.S.C. § 1391(b) and Section 27 of the Exchange Act (15 U.S.C. § 78aa(c)) as Defendants conduct business in this District, and the alleged misstatements entered and subsequent harm took place within this District.

5. In connection with the acts, conduct and other wrongs alleged in this complaint, Defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including but not limited to, the United States mails, interstate telephone communications and the facilities of the national securities exchange.

PARTIES

6. Plaintiff is, and has been at all relevant times hereto, an owner of Presidio common stock.

[1]	Parent and Merger Sub were formed solely for the purpose of entering into and consummating the Proposed Transaction.

7. Defendant Presidio provides information technology solutions to the middle market in North America. Presidio is incorporated in Delaware and leases office space within this District. The Company is headquartered in New York, N.Y. The Company’s common stock trades on the NASDAQ Global Select Market under the ticker symbol, “PSDO.”

8. Defendant Robert Cagnazzi (“Cagnazzi”) is Chief Executive Officer and Chairman of the Board of the Company.

9. Defendant Heather Berger (“Berger”) is a director of the Company.

10. Defendant Christopher L. Edson (“Edson”) is a director of the Company.

11. Defendant Salim Hirji (“Hirji”) is a director of the Company.

12. Defendant Steven Lerner (“Lerner”) is a director of the Company.

13. Defendant Matthew H. Nord (“Nord”) is a director of the Company.

14. Defendant Pankaj Patel (“Patel”) is a director of the Company.

15. Defendant Michael Reiss (“Reiss”) is a director of the Company.

16. Defendant Todd H. Siegel (“Siegel”) is a director of the Company.

17. Defendants Cagnazzi, Berger, Edson, Hirji, Lerner, Nord, Patel, Reiss, and Siegel are collectively referred to herein as the “Individual Defendants.”

18. Defendants Presidio and the Individual Defendants are collectively referred to herein as the “Defendants.”

OTHER RELEVANT ENTITIES

19. BC Partners is an international investment firm specializing in buyouts and acquisitions in Europe and the United States.

SUBSTANTIVE ALLEGATIONS

A. The Proposed Transaction

20. On August 14, 2019, Presidio issued a press release announcing that it had entered into a definitive merger agreement to be acquired by funds advised by BC Partners, whereby Presidio stockholders would receive $16.00 in cash for each share of Presidio common stock they own. Under the terms of the agreement, the Board and advisors were permitted to actively initiate, solicit and consider alternative proposals from third parties during a 40-day “go shop” period starting from the date of the definitive agreement. The press release states, in pertinent part:

Presidio, Inc. Announces Definitive Agreement to be Acquired by BC Partners

August 14, 2019 06:04 ET | Source: Presidio, Inc.

NEW YORK, Aug. 14, 2019 (GLOBE NEWSWIRE) — Presidio, Inc. (NASDAQ:PSDO) (together with its subsidiaries, “Presidio” or the “Company”), a leading North American IT solutions provider delivering Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for commercial and public sector customers, today announced it has entered into a definitive agreement to be acquired by funds advised by BC Partners, a leading international investment firm, in an all-cash transaction valued at approximately $2.1 billion, including Presidio’s net debt.

Under the terms of the agreement, Presidio stockholders will receive $16.00 in cash for each share of Presidio common stock they own. The purchase price represents a premium of 21.3% over Presidio’s closing stock price of $13.19 on August 13, 2019, and a premium of 18.3% over the Company’s 60-day volume-weighted average share price leading up to this announcement. The Presidio Board of Directors unanimously approved the agreement with BC Partners and recommends that Presidio stockholders vote in favor of the transaction.

*        *        *

TRANSACTION DETAILS

Closing of the transaction is subject to customary conditions, including approval by the holders of a majority of the outstanding shares of Presidio common stock, expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other required regulatory approvals, including approval from CFIUS. AP VIII Aegis Holdings, L.P., an affiliate of investment funds managed by affiliates of Apollo Global Management, LLC, which owns approximately 42% of the outstanding shares of Presidio common stock, has entered into a voting agreement with BC Partners, pursuant to which it has agreed, among other things, to vote its shares of Presidio common stock in favor of the merger, and against any competing transaction, so long as, among other things, the Presidio board continues to recommend that Presidio stockholders vote in favor of the merger.

Presidio expects to continue to pay its regular quarterly dividend of $0.04 per share, during the pendency of the transaction.

The parties expect the transaction to close in the fourth quarter of 2019. Upon completion of the transaction, Presidio will become a privately held company, and its common stock will no longer be listed on the NASDAQ stock market.

Under the terms of the definitive merger agreement, Presidio’s Board and advisors may actively initiate, solicit and consider alternative acquisition proposals during a 40-day “go shop” period starting from the date of the definitive agreement. Presidio will have the right to terminate the merger agreement to accept a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurances that this process will result in a superior proposal, and Presidio does not intend to disclose developments with respect to this solicitation process unless and until Presidio’s Board makes a determination requiring further disclosure.

Fully committed debt financing for the transaction will be provided by Citi, JPMorgan Chase Bank, N.A. and RBC Capital Markets.

LionTree Advisors is acting as financial advisor to Presidio, and Wachtell, Lipton, Rosen & Katz is acting as its legal counsel. Citi, J.P. Morgan Securities LLC and RBC Capital Markets are acting as financial advisors and Kirkland & Ellis LLP is acting as legal counsel to BC Partners.

21. On September 25, 2019, Presidio announced that it had agreed to an amendment of the merger agreement with BC Partners to increase the per-share consideration payable to Presidio stockholders from $16.00 per share to $16.60 per share as a result of an alternative acquisition proposed received during the go-shop period. The announcement states, in relevant part:

Presidio, Inc. Announces Amendment of Merger Agreement with BC Partners to

Increase Consideration to $16.60 per share

NEW YORK, Sept. 25, 2019 (GLOBE NEWSWIRE) — As previously announced, on August 14, 2019, Presidio (NASDAQ: PSDO) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to be acquired by funds advised by BC Partners in an all-cash transaction valued at approximately $2.1 billion, including Presidio’s net debt.

Under the terms of the Merger Agreement, the Presidio Board of Directors (the “Presidio Board”) and advisors were permitted to actively initiate, solicit and consider alternative acquisitions proposals from third parties during the “go shop” period which ended at 11:59 p.m. New York time on September 23, 2019.

Presidio today announced that in response to an alternative acquisition proposal received during the go-shop period, the Company and BC Partners agreed to an amendment to the Merger Agreement to increase the per-share consideration payable to Presidio’s stockholders to $16.60 per share from $16.00 per share, a 3.75% increase.

The Presidio Board continues to recommend that Presidio stockholders vote in favor of the transaction with BC Partners and the amended merger agreement.

LionTree Advisors is acting as financial advisor to Presidio, and Wachtell, Lipton, Rosen & Katz is acting as its legal counsel.

22. On October 7, 2019, in connection with the Proposed Transaction, Presidio filed with the SEC a Schedule 14A Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act (the “Proxy Statement”).

B.	The Proxy Statement Contains Materially False and Misleading Statements and Omissions

23. The Proxy Statement, which recommends that Presidio shareholders vote in favor of the Proposed Transaction, omits and/or misrepresents material information concerning: (i) Presidio’s financial projections; (ii) the financial analyses performed by Presidio’s financial advisor, LionTree Advisors LLC (“LionTree”), in connection with its fairness opinion; (iii) the sales process leading up to the Proposed Transaction; and (iv) potential conflicts of interest concerning Company insiders.

24. The omission of the material information (referenced below) renders the following sections of the Proxy Statement false and misleading, among others: (i) Reasons for the Merger; Recommendation of the Presidio Board; (ii) Background of the Merger; (iii) Certain Presidio Unaudited Prospective Financial Information; (iv) Opinion of Presidio’s Financial Advisor; and (v) Chief Executive Officer Agreements.

25. Unless and until the material misstatements and omissions (referenced below) are remedied before the November 6, 2019 shareholder vote on the Proposed Transaction, Presidio shareholders will be forced to make a voting decision on the Proposed Transaction without full disclosure of all material information. In the event the Proposed Transaction is consummated, Plaintiff may seek to recover damages resulting from Defendants’ misconduct.

1. Material Omissions Concerning Presidio’s Financial Projections

26. The Proxy Statement omits material information concerning Presidio’s financial projections.

27. The Proxy Statement provides that “[i]n connection with the Company’s annual budgeting process, the Company’s management prepared certain internal financial projections regarding the Company’s future operations for fiscal years 2020 through 2023 (the “Budget Projections”).”

28. The Proxy Statement provides that “in connection with the Merger, the Company’s management prepared and provided to the Presidio Board, in connection with its evaluation of the Merger, and to LionTree, its financial advisor, in connection with its financial analyses . . . certain nonpublic, internal financial projections regarding the Company’s future operations for fiscal years 2020 through 2024 (the “August Projections” and, collectively with the Budget Projections, the “Projections”).”

29. The Proxy Statement provides tables summarizing the Projections.

30. The Proxy Statement, however, fails to disclose the following concerning the Projections: (1) all line items used to calculate (i) Unlevered Free Cash Flow, (ii) Total Adjusted EBITDA, (iii) Pro Forma Adjusted Net Income; (iv) Pro Forma Diluted Earnings Per Share; and (2) a reconciliation of all non-GAAP to GAAP metrics.

31. When a company discloses non-GAAP financial metrics in a Proxy Statement that was relied upon by its board in recommending that shareholders exercise their corporate suffrage rights in a particular manner, the company must also disclose all projections and information necessary to make the non-GAAP metrics not misleading, and must provide a reconciliation (by schedule or other clearly understandable method) of the differences between the non-GAAP financial metrics disclosed or released with the most comparable financial metrics calculated and presented in accordance with GAAP. 17 C.F.R. § 244.100. The SEC has increased its scrutiny of a company’s use of non-GAAP financial measures as such measures can be misleading and “crowd out” more reliable GAAP information.2

32. The disclosure of Presidio’s projected financial information is material because it would provide Presidio shareholders with a basis to project the future financial performance of Presidio and would allow shareholders to better understand the financial analyses performed by the Company’s financial advisor in support of its fairness opinion. Shareholders cannot hope to replicate management’s inside view of the future prospects of the Company. Without such information, which is uniquely possessed by Presidio and its financial advisor, Presidio shareholders are unable to determine how much weight, if any, to place on LionTree’s fairness opinion in determining whether to vote for or against the Proposed Transaction.

[2]

Mary Jo White, Keynote Address, International Corporate Governance Network Annual Conference: Focusing the Lens of Disclosure to Set the Path Forward on Board Diversity, Non-GAAP, and Sustainability (June 27, 2016), https://www.sec.gov/news/speech/chair-white-icgn-speech.html (footnotes omitted) (last visited Oct. 17, 2019) (“And last month, the staff issued guidance addressing a number of troublesome practices which can make non-GAAP disclosures misleading: the lack of equal or greater prominence for GAAP measures; exclusion of normal, recurring cash operating expenses; individually tailored non-GAAP revenues; lack of consistency; cherry-picking; and the use of cash per share data. I strongly urge companies to carefully consider this guidance and revisit their approach to non-GAAP disclosures.”).

33. Accordingly, in order to bring the Proxy Statement into compliance with SEC regulations, as well as to cure the materially misleading nature of the Projections, Defendants must provide a reconciliation table of the aforementioned non-GAAP metrics to their most comparable GAAP metrics. Defendants must also disclose the line item projections that were used to calculate these non-GAAP metrics. Such projections are necessary to make the non-GAAP projections included in the Proxy Statement not misleading.

34. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to Presidio shareholders.

2. Material Omissions Concerning LionTree’s Financial Analyses

35. In connection with the Proposed Transaction, the Proxy Statement omits material information concerning analyses performed by LionTree.

36. The Proxy Statement fails to disclose the following concerning LionTree’s “Discounted Cash Flow Analysis”: (1) all line items used to calculate the unlevered, after-tax free cash flows that Presidio was forecasted to generate for the five financial years ending June 30, 2024; (2) the terminal values for Presidio; (3) the individual inputs and assumptions underlying the (i) discount rates ranging from 8.2% to 10.2% and (ii) range of exit multiples of 7.0x to 9.0x; and (4) the number of fully diluted outstanding shares of Common Stock as of August 12, 2019.

37. With respect to LionTree’s “Premiums Paid Analysis” analysis, the Proxy Statement fails to disclose: (i) the transactions observed by LionTree in its analysis; and (ii) the premiums paid in each transaction.

38. The valuation methods, underlying assumptions, and key inputs used by LionTree in rendering its purported fairness opinion and analyses must be fairly disclosed to Presidio shareholders. The description of LionTree’s fairness opinion and analyses, however, fail to include key inputs and assumptions underlying those analyses. Without this information, Presidio shareholders are unable to fully understand LionTree’s fairness opinion and analyses, and are thus unable to determine how much weight, if any, to place on it in determining whether to vote for or against the Proposed Transaction. This omitted information, if disclosed, would significantly alter the total mix of information available to Presidio shareholders.

3. Material Omissions Concerning the Sales Process Leading up to the Proposed Transaction

39. The Proxy Statement omits material information concerning the sales process leading up to the Proposed Transaction.

40. On August 14, 2019, the Company and BC Partners issued a press release announcing the Proposed Transaction. That same day, LionTree began contacting potential counterparties to an alternative transaction with the Company in connection with the go-shop process.

41. During the go-shop period, 52 prospective buyers were contacted concerning their potential interest in exploring a transaction with the Company. According to the Proxy Statement, “five such prospective buyers entered into Acceptable Confidentiality Agreements with the Company and were provided with non-public information relating to the Company.”

42. The Proxy Statement, however, fails to disclose whether Presidio entered into any confidentiality agreements that contained a standstill provision with a “don’t ask, don’t waive” (“DADW”) provision (including its time of enforcement) that would preclude potential buyers from making a superior offer for the Company.

43. Defendants began to speak on this subject by revealing that the confidentiality agreement between Presidio and BC Partners contained a standstill provision.3 Therefore, Defendants must disclose whether Presidio’s other confidentiality agreements contain standstills with DADW provisions.

44. Without this information, the Company’s shareholders may have the mistaken belief that potential buyers are or were permitted to submit superior proposals for the Company, when in fact they are or were contractually prohibited from doing so. This information is material because a reasonable Presidio shareholder would want to know, prior to voting for or against the Proposed Transaction, whether other potential buyers are or were foreclosed from submitting a superior proposal.

45. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to Presidio shareholders.

4. Material Omissions Concerning Company Insiders’ Potential Conflicts of Interest

46. The Proxy Statement omits material information concerning potential conflicts of interest involving Company insiders.

47. The Proxy Statement states that on August 5, 2019, LionTree informed the Board that BC Partners had requested a meeting with Defendant Cagnazzi to discuss potential compensation after the closing of the Proposed Transaction. The Proxy Statement states, in relevant part:

On August 5, 2019, . . . LionTree informed the Presidio Board that BC Partners had [] requested a meeting with Mr. Cagnazzi to discuss potential compensation arrangements following closing of the potential acquisition. After discussion, the Presidio Board unanimously approved Mr. Cagnazzi meeting with BC Partners to begin discussions regarding post-closing compensation subject to the Compensation Committee and the Presidio Board’s pre-approval of any arrangements or agreements related thereto.

[3]

Specifically, the Proxy Statement provides that, “on July 12, 2019, BC Partners and the Company entered into the non-disclosure agreement, which provided for a customary standstill.” See Proxy Statement at 27.

48. The Proxy Statement states that on August 12, 2019, Defendant Cagnazzi updated the Board on his discussions with BC Partners regarding a proposed management equity pool that would be offered to the Company’s senior management, as well as a proposed long-term cash incentive program to be awarded to employees. The Proxy Statement states, in relevant part:

On August 12, 2019, . . . Mr. Cagnazzi updated the Presidio Board on his discussions with BC Partners regarding . . . the broad terms of a proposed management equity pool that would be offered by BC Partners to the Company’s senior management, as well as a proposed long-term cash incentive program to be awarded to employees, in each case upon the closing of the potential transaction.

49. The Proxy Statement further provides the following:

In addition, Parent agreed to establish a management incentive equity plan, pursuant to which Parent will grant profits interests representing the right to share in the appreciation in value of Parent to select members of the Company’s management team. In addition, Parent agreed to establish a cash long-term incentive award program pursuant to which key employees will receive cash-based long-term incentive awards that vest subject to continued employment through specified vesting dates. Bonus recipients and amounts will be determined by Mr. Cagnazzi or his successor, and will be subject to the approval of the general partner of Parent. As of the date hereof, none of the Company’s executive officers have been granted any profits interests or cash long-term incentive awards pursuant to these programs.

50. The Proxy Statement, however, fails to: (i) identify the members of Presidio management considered for employment with the combined company after the Proposed Transaction is expected to close; (ii) identify the members of Company management and “key employees” who are or would be eligible for “profits interests,” the “equity pool,” and/or the “cash long-term incentive award program”; and (iii) provide the potential value of the “profits interests,” “equity pool,” and “cash-based long-term incentive awards” that the Company’s management and employees may receive.

51. Further, the Proxy Statement fails to disclose the details of all employment-related and compensation-related discussions and negotiations concerning the Company’s officers and directors, including the parties to such communications, when they occurred, and the specific content discussed/communicated.

52. Any communications regarding post-transaction employment during the negotiation of the underlying transaction must be disclosed to shareholders. This information is necessary for shareholders to understand potential conflicts of interest of management and the Board. Such information may illuminate the motivations that would prevent fiduciaries from acting solely in the best interests of the Company’s shareholders.

53. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to Presidio shareholders.

COUNT I

For Violations of Section 14(a) and Rule 14a-9 Promulgated Thereunder

Against All Defendants

54. Plaintiff repeats and realleges each and every allegation contained above as if fully set forth herein.

55. During the relevant period, Defendants, individually and in concert, directly or indirectly, disseminated or approved the false and misleading Proxy Statement specified above, which failed to disclose material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by the SEC.

56. Each of the Individual Defendants, by virtue of his/her positions within the Company as officers and/or directors, were aware of the omitted information but failed to disclose such information, in violation of Section 14(a) of the Exchange Act. Defendants, by use of the mails and means and instrumentalities of interstate commerce, solicited and/or permitted the use of their names to file and disseminate the Proxy Statement with respect to the Proposed Transaction. The Defendants were, at minimum, negligent in filing the materially false and misleading Proxy Statement.

57. The false and misleading statements and omissions in the Proxy Statement are material in that a reasonable shareholder would consider them important in deciding how to vote on the Proposed Transaction.

58. By reason of the foregoing, Defendants have violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder.

59. Because of the false and misleading statements and omissions in the Proxy Statement, Plaintiff is threatened with irreparable harm.

COUNT II

Violations of Section 20(a) of the Exchange Act

Against the Individual Defendants

60. Plaintiff repeats and realleges each and every allegation contained in the foregoing paragraphs as if fully set forth herein.

61. The Individual Defendants acted as control persons of the Company within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their senior positions as officers and/or directors of the Company and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the false statements contained in the Proxy Statement filed with the SEC, they had the power to and did influence and control, directly or indirectly, the decision-making of the Company, including the content and dissemination of the false and misleading Proxy Statement.

62. Each of the Individual Defendants was provided with or had unlimited access to copies of the Proxy Statement and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected. As officers and/or directors of a publicly owned company, the Individual Defendants had a duty to disseminate accurate and truthful information with respect to the Proxy Statement, and to correct promptly any public statements issued by the Company which were or had become materially false or misleading.

63. In particular, each of the Individual Defendants had direct and supervisory involvement in the operations of the Company, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the securities violations as alleged herein, and exercised the same. The Individual Defendants were provided with or had unlimited access to copies of the Proxy Statement and had the ability to prevent the issuance of the statements or to cause the statements to be corrected. The Proxy Statement at issue contains the unanimous recommendation of the Individual Defendants to approve the Proposed Transaction. Thus, the Individual Defendants were directly involved in the making of the Proxy Statement.

64. In addition, as the Proxy Statement sets forth at length, and as described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the Proposed Transaction. The Proxy Statement purports to describe the various issues and information that they reviewed and considered—descriptions which had input from the Individual Defendants.

65. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act.

66. As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) and Rule 14a-9 promulgated thereunder, by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, the Individual Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Defendants’ conduct, the Company’s shareholders will be irreparably harmed.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff prays for judgment and relief as follows:

A. Preliminarily and permanently enjoining Defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Proposed Transaction and any vote on the Proposed Transaction, unless and until Defendants disclose and disseminate the material information identified above to Company shareholders;

B. In the event Defendants consummate the Proposed Transaction, rescinding it and setting it aside or awarding rescissory damages;

C. Declaring that Defendants violated Sections 14(a) and 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder;

D. Awarding Plaintiff reasonable costs and expenses incurred in this action, including counsel fees and expert fees; and

E. Granting such other and further relief as the Court may deem just and proper.

JURY TRIAL DEMANDED

Plaintiff hereby demands a trial by jury.

Dated: October 17, 2019	Respectfully submitted,

HALPER SADEH LLP

By: /s/ Daniel Sadeh
Daniel Sadeh, Esq.
Zachary Halper, Esq. (to be admitted pro hac vice)
375 Park Avenue, Suite 2607
New York, NY 10152
Telephone: (212) 763-0060
Facsimile: (646) 776-2600
Email: sadeh@halpersadeh.com
zhalper@halpersadeh.com

Counsel for Plaintiff